        As filed with the Securities and Exchange Commission on July 26, 1999
                                                   Registration No. 333-80227
=============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                         -----------------------------

                        POST EFFECTIVE AMENDMENT NO. 1
                                ON FORM S-8
                                     TO
                                  FORM S-4

                            REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933

                         -----------------------------

                                 YAHOO! INC.
            (Exact name of Registrant as specified in its charter)

                  DELAWARE                      77-0398689
         (State of incorporation)   (I.R.S. Employer Identification No.)


                            3420 CENTRAL EXPRESSWAY
                            SANTA CLARA, CA  95051
                    (Address of principal executive offices)

                         -----------------------------

                            1998 STOCK OPTION PLAN
                            1996 STOCK OPTION PLAN
                 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                           (Full title of the Plans)

                         -----------------------------

                               GARY VALENZUELA
               SENIOR VICE PRESIDENT, FINANCE AND ADMINISTRATION
                         AND CHIEF FINANCIAL OFFICER
                                 YAHOO! INC.
                           3420 CENTRAL EXPRESSWAY
                            SANTA CLARA, CA  95051
                                (408) 731-3300
(Name, address and telephone number, including area code, of agent for service)

                         -----------------------------
                                   Copy to:

                                Joshua L. Green
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California  94025
                                 (605) 854-4488

=============================================================================

                              EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-8 amends Registration Statement No. 333-80227, which was previously filed on Form S-4 (the "Original Registration Statement") by Yahoo! Inc. (the "Registrant") in connection with the merger of broadcast.com inc. with and into Alamo Acquisition Corp., a wholly owned subsidiary of Registrant. All of the shares of Common Stock of Registrant included in this Post-Effective Amendment No. 1 were included in and registered on the Original Registration Statement and the applicable filing fee was paid at the time of filing. Such shares include up to 5,234,148 shares of Common Stock of Registrant issuable under the broadcast.com 1998 Stock Option Plan, the broadcast.com 1996 Stock Option Plan, and the broadcast.com 1996 Non-Employee Directors Stock Option Plan.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are hereby incorporated by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (as amended April 29, 1999) (File No. 000-28018).

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (File No. 000-28018).

     (c) The Registrant's Proxy Statement dated March 19, 1999, filed in connection with Registrant's May 14, 1999 Annual Meeting of Shareholders.

     (d) The Registrant's Current Reports on Form 8-K filed with the Commission on January 13, 1999, January 29, 1999, April 5, 1999 (as amended on April 19, 1999), April 8, 1999, June 2, 1999 (as amended on June 8, 1999), July 8, 1999, and July 20, 1999.

     (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 12, 1996, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.     DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.     EXHIBITS.

            EXHIBIT
            NUMBER
            -------
              5.1        Opinion of Venture Law Group, A Professional Corporation.
              23.1       Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1).
              23.2       Consent of Independent Accountants.
             *23.3       Power of Attorney.

     * Previously filed.

Item 9.          UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Yahoo! Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 26th day of July 1999.


                              YAHOO! INC.


                              By:  /s/ GARY VALENZUELA
                                  --------------------------------------------
                                   Gary Valenzuela
                                   Senior Vice President, Finance and
                                   Administration, and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                              DATE
---------                                  -----                              ----
*  /s/ GARY VALENZUELA          Chairman and Chief Executive Officer        July 26, 1999
-----------------------------    (Principal Executive Officer)
Timothy Koogle

/s/ GARY VALENZUELA             Senior Vice President, Finance and          July 26, 1999
-----------------------------    Administration, and Chief Financial
Gary Valenzuela                  Officer (Principal Financial Officer)

*  /s/ GARY VALENZUELA          Vice President, Finance                     July 26, 1999
-----------------------------    (Chief Accounting Officer)
James J. Nelson

*  /s/ GARY VALENZUELA          President, Chief Operating Officer and      July 26, 1999
-----------------------------    Director
Jeff Mallett

*  /s/ GARY VALENZUELA          Director                                    July 26, 1999
-----------------------------
Eric Hippeau

*  /s/ GARY VALENZUELA          Director                                    July 26, 1999
-----------------------------
Arthur H. Kern

*  /s/ GARY VALENZUELA          Director                                    July 26, 1999
-----------------------------
Michael Moritz

*  /s/ GARY VALENZUELA          Director                                    July 26, 1999
-----------------------------
Jerry Yang


* Signed by Gary Valenzuela, Attorney-in-Fact

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER
-------
  5.1    Opinion of Venture Law Group, A Professional Corporation
 23.1    Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1).
 23.2    Consent of Independent Accountants.
*23.3    Power of Attorney.

* Previously filed.